                                                                   EXHIBIT i.2.a


                             SECOND AMENDMENT TO THE
                           ALLIED CAPITAL CORPORATION
                              AMENDED AND RESTATED
                           DEFERRED COMPENSATION PLAN


WHEREAS, Allied Capital Corporation (hereinafter referred to as the "Employer") maintains the Allied Capital Corporation Amended and Restated Deferred Compensation Plan (hereinafter referred to as the "Plan") as effective December 31, 1998; and,

WHEREAS, the Employer desires to amend the Plan to revise the terms and conditions of the Plan.

NOW THEREFORE, pursuant to Section 10.1 of the Plan, the Plan is hereby amended as follows:

FIRST: Section 2.1 has been amended to state the following:

        "Bonus" means any amount paid to an Employee, which is designated by the Employer as a bonus, incentive compensation award, retention award, or any amount paid to a Consultant.

        "Disability" means a physical or mental condition of a Participant resulting from a bodily injury, disease, or mental disorder which renders him incapable of continuing his usual and customary employment with the Employer for a period of 26 weeks, whether or not consecutive, in any 12-consecutive-month period.

SECOND: Section 5.1(a) has been amended to state the following:

        Compensation and Other Deferral amounts credited or paid to the Plan shall at all times be 100% vested and non-forfeitable.

THIRD:  The following has been added to the end of Section 5.4:

        (d) Plan Benefit Account Balances of $50,000 or less: If a Participant's Plan Benefit account balance is $50,000 or less he or she must receive the Plan Benefit in a lump sum payment.

IN WITNESS WHEREOF, the Employer has executed and adopted this Amendment on this 18th day of October 2000.

                                   ALLIED CAPITAL CORPORATION


                                   By:  /s/ Kelly A. Anderson
                                        ----------------------------------------

                                   Title: Executive Vice President and Treasurer
                                          --------------------------------------